UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On July 8, 2020, Body and Mind Inc. (the “Company” or “BaM”) issued a news release announcing that it has commenced a License Agreement for directing manufacturing and distribution in the state of California with Sense Distribution (“Sense”), doing business under the brand name Shoogies, a specialty cannabis brand offering THC infused all-natural sweeteners.

“Our California retail operations continue to grow after our successful San Diego grand opening and we are excited to see improvements in the Nevada market with increased tourism in Las Vegas,” stated Michael Mills, CEO of Body and Mind. “We are proud to be selected by Sense for a new licensing agreement as we continue to expand our manufacturing and distribution operations as a debt-free multi-state operator. Shoogies sweeteners target a growing segment of the market with a commitment to the finest sustainable organic cane sugar and agave offerings. Customers and patients have outlined an increased desire for cannabis alternatives and Shoogies’ innovative products offer a simple way to change the way you cocktail, bake, eat and drink.”

“Shoogies was invented to provide a simple way to integrate cannabis as a sweetener and ingredient to food and drinks that people enjoy. We recognized Body and Mind for their shared culture of quality and deep cannabis experience,” stated Latham Woodward CEO and Founder of Shoogies. “We look forward to a long-term relationship with Body and Mind as we expand through California and enter new markets.”

Body and Mind Cancels Options and Issues New Options

The Company has formally cancelled an aggregate of 2,275,000 options, some of which were from the resignations of past directors, and has issued an aggregate of 580,000 new options to consultants/contractors of the Company in accordance with the Company’s incentive stock option plan.

The Company has granted 350,000 stock options to a consultant of the Company at an exercise price of CAD$0.88 per share and having an expiry date of April 30, 2024. These stock options are subject to vesting provisions such that 25% of the options vest on the date of grant, 25% of the options vest on August 21, 2020, 25% of the options vest on February 21, 2021 and 25% of the Options vest on August 21, 2021.

In addition, the Company has granted 150,000 stock options to a consultant of the Company at an exercise price of CAD$0.61 per share all vesting on the date of grant and having an expiry date of December 10, 2023.

Furthermore, the Company has granted 80,000 stock options to a consultant of the Company at an exercise price of CAD$0.57 per share all vesting on the date of grant and having an expiry date of December 10, 2023.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated July 8, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: July 13, 2020	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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